UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2022

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On February 15, 2022, American Water Works Company, Inc. (the “Company”) issued a press release announcing that James H. Gallegos has been named as the Company’s Executive Vice President and General Counsel, effective April 1, 2022. Mr. Gallegos replaces Michael A. Sgro, who the Company previously announced retired effective February 1, 2022. Mr. Gallegos has served since February 2020 as the Executive Vice President, General Counsel and Corporate Secretary of Alliant Energy Corporation, a regulated, investor-owned public utility holding company, and its two utility subsidiaries (collectively, “Alliant Energy”). From February 2015 to February 2020, Mr. Gallegos served as Senior Vice President, General Counsel and Corporate Secretary of Alliant Energy.
A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits have been provided herewith, as indicated below:

Exhibit No.	Description of Exhibit

99.1*	Press Release, dated February 15, 2022, issued by American Water Works Company, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL)
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: February 15, 2022	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
President, Chief Executive Officer and Chief Financial Officer